EXHIBIT 5.1

                       FARLEIGH, WADA & WITT, P.C.
                           Attorneys at Law
Valerie T. Auerbach                            Bank of America Financial Center
Albert J. Bannon                                         121 SW Morrison Street
David A. Carlson*                                                     Suite 600
F. Scott Farleigh                                   Portland, Oregon 97204-3192
Tanya R. Hanson                                                  (503) 228-6044
David R. Ludwig                                       Telecopier (503) 228-1741
Peter C. McKittrick
Jon B. Ruiter                                           -----------------------
Dean T. Sandow*
Harold B. Scoggins, III*                            *Oregon and Washington Bars
Brad C. Stanford*
Karen E. Saul*
Mark R. Wada
Brian R. Witt*
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Heather Zane Anderson
Of counsel


                                     August 20, 1996



The Board of Directors
CFI ProServices, Inc.
400 S.W. Sixth Avenue
Portland, Oregon  97204

Gentlemen:

          We have acted as counsel to CFI ProServices, Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an additional 500,000 shares of the Company's common stock, no par value (the "Shares"), to be issued under the 1995 Consolidated and Restated Stock Option Plan (as amended pursuant to shareholder approval of the First Amendment on May 17, 1996) (the "Plan").

          We have reviewed the corporate actions of the Company in connection with this matter and have examined and relied upon such documents, corporate records, and other evidence as we have deemed necessary for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold under the terms of the Plan, the Shares will be legally issued, fully paid, and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              FARLEIGH, WADA & WITT, P.C.



                              By:/s/ F. Scott Farleigh
                                 --------------------------------------------
                                 F. Scott Farleigh
FSF/par

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